EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
Ambac Assurance Corporation

     We consent to the incorporation by reference in the registration statement (No. 333-90130) of Triad Financial Corporation (the “Registrant”) and in the Prospectus Supplement of the Registrant relating to Triad Automobile Receivables Trust 2004-A (the “Prospectus Supplement”), via the Form 8-K of the Registrant dated March 12, 2004 of our report dated January 21, 2003 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc. which was filed with the Securities and Exchange Commission on March 28, 2003, as amended by Amendment No. 1 on Form 10-K/A of Ambac Financial Group, Inc., which was filed with the Securities and Exchange Commission on November 19, 2003 and to the reference to our firm under the heading “Experts” in the Prospectus Supplement.

KPMG LLP

New York, New York
March 12, 2004